Exhibit 99.1

Investor Contact: Larry P. Kromidas
(314) 480-1452
lpkromidas@olin.com

  News

Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105

FOR IMMEDIATE RELEASE

Olin Declares 361st Consecutive Quarterly Dividend

CLAYTON, MO, January 27, 2017 - Yesterday, Olin Corporation’s (NYSE: OLN) Board of Directors declared a quarterly dividend of 20 cents on each share of Olin common stock. The dividend is payable on March 10, 2017 to shareholders of record at the close of business on February 10, 2017. This marks the company’s 361st consecutive quarterly dividend.

Olin Corporation is a leading vertically-integrated global manufacturer and distributor of chemical products and a leading U.S. manufacturer of ammunition.  The chemical products produced include chlorine and caustic soda, vinyls, epoxies, chlorinated organics, bleach and hydrochloric acid.  Winchester’s principal manufacturing facilities produce and distribute sporting ammunition, law enforcement ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

Visit www.olin.com for more information on Olin.

2017-02